Exhibit 10.1

Execution Copy

NOTE AND WARRANT PURCHASE AGREEMENT

by and between

GTC Biotherapeutics, Inc.

and

LFB Biotechnologies S.A.S.U.

October 31, 2008

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page
Exhibit A	Form of Convertible Note
Exhibit B	Form of Warrant
Exhibit C	Form of Security Agreement

-iv-

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (this “Agreement”) dated as of October 31, 2008 is made by and between GTC Biotherapeutics, Inc., a Massachusetts corporation, (the “Company”), and LFB Biotechnologies, a société par actions simplifiée unipersonnelle established under the laws of France (the “Purchaser”).

RECITALS

A. In accordance with the terms and conditions of this Agreement and pursuant to exemptions from registration under the Securities Act of 1933 (as amended from time to time, the “Securities Act”), which may include without limitation the exemption afforded by Regulation S promulgated thereunder, the Company has agreed to issue and sell, and the Purchaser has agreed to purchase (i) a convertible note with a principal amount of $15,000,000, which note shall be convertible in accordance with the terms thereof into shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company and (ii) a warrant, which warrant shall be exercisable in accordance with the terms thereof for shares of Common Stock.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. PURCHASE AND SALE

(a) Purchase of Note and Warrant. At the Closing (as defined in Section 3(a)), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, upon the terms and subject to the conditions set forth herein, (i) a secured subordinated convertible note of the Company in the original principal amount of $15,000,000, which note shall be in the form attached hereto as Exhibit A (the “Convertible Note”) and (ii) a warrant to purchase up to 23,193,548 shares of Common Stock at an exercise price of $0.31 per share, which warrant shall be in the form attached hereto as Exhibit B (the “Warrant”).

2. SHAREHOLDER APPROVAL

As soon as practicable following the execution of this Agreement, but in any event within 30 calendar days thereof, provided that the Company received the consent of General Electric Capital Corporation (“GE Capital”), pursuant to the Amended and Restated Master Security Agreement dated December 29, 2006, with respect to the transactions contemplated herein, the Company shall cause to be prepared and filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement or consent solicitation statement (the “Preliminary Proxy Statement”) to obtain approval of the Company’s shareholders of (i) the issuance of shares of Common Stock issuable upon conversion of the Convertible Note and exercise of the Warrant, (ii) an increase in the number of shares of Common Stock available for issuance under the Company’s Amended and Restated 2002 Equity Incentive Plan by 2,000,0001 shares and (iii) an amendment of the Company’s articles of organization to increase the number of authorized

[1]	Includes 1,000,000 shares of Common Stock that have been excluded from the Warrant to be issued to Purchaser under this Agreement.

shares of Common Stock to 210,000,000 shares, but with respect to this clause (iii), only if the Company has not declared prior to final adjournment of the related shareholder meeting a reverse stock split (the “Reverse Stock Split”) pursuant to the authority previously granted by shareholders at the Company’s 2008 annual meeting of shareholders (collectively, the “Shareholder Approval”). If the Company has not obtained the consent of GE Capital within 30 days after the date of this Agreement, either party may terminate this Agreement upon notice to the other party.

Upon approval by the SEC of such preliminary proxy or consent solicitation statement or, if the SEC has not reviewed such, at the expiration of 10 calendar days from the filing of the preliminary proxy statement or consent solicitation statement, the Company shall file a definitive proxy statement or consent solicitation statement and call and hold a shareholder meeting within 30 calendar days of the filing of such definitive proxy statement to obtain the Shareholder Approval.

If the Shareholder Approval is not received on or before (a) January 15, 2009, if the SEC does not review the Preliminary Proxy Statement or (b) 30 calendar days after the filing of the definitive proxy statement, if the SEC reviews the Preliminary Proxy Statement (whichever date is applicable being the “Shareholder Approval Deadline”), then the obligation of the Purchaser to purchase the Convertible Note and the Warrant shall terminate.

Purchaser agrees to vote all shares of Common Stock and shares of Series D Preferred Stock that it holds and is entitled to vote in favor of the Shareholder Approval.

3. CLOSING

(a) Closing Date. If the Company receives the Shareholder Approvals on or before the Shareholder Approval Deadline, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Convertible Note and the Warrant (the “Closing”) on the third Business Day following the date of receipt of Shareholder Approval, or such other date as may be mutually agreed by the Purchaser and the Company (the “Closing Date”). Subject to the satisfaction of the closing conditions contained herein, at the Closing, the Purchaser shall pay the Company $15,000,000 (the “Purchase Price”), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and the Company shall deliver to the Purchaser the Convertible Note and the Warrant duly executed and completed and dated the Closing Date.

(b) Conditions to the Company’s Obligation. The Company’s obligation to issue and sell the Convertible Note and the Warrant shall be subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	receipt of Shareholder Approval, provided that if shareholder approval of the amendment of the Company’s articles of organization to increase the number of authorized shares of Common Stock to 210,000,000 shares is not received, the Reverse Stock Split has been effected;

(ii)	receipt of the Purchase Price;

(iii)	the representations and warranties of the Purchaser in this Agreement shall be true, correct and complete as of the date of this Agreement and the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing and receipt of a certificate, dated the Closing Date, executed by the President and Chief Financial Officer of the Purchaser certifying as to such;

(iv)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of this Agreement, the Convertible Note, the Warrant or the Security Agreement (collectively, the “Transaction Documents”) or the right of the Company or the Purchaser, as the case may be, to enter into any Transaction Document to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing and receipt of a certificate, dated the Closing Date, executed by the President and Chief Financial Officer of the Purchaser certifying to their knowledge as to such; and

(v)	receipt of such other information, certificates and documents as the Company may reasonably request.

(c) Conditions to the Purchaser’s Obligation. The Purchaser’s obligation to purchase the Convertible Note and the Warrant shall be subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)	receipt by the Company of Shareholder Approval, provided that if shareholder approval of the amendment of the Company’s articles of organization to increase the number of authorized shares of Common Stock to 210,000,000 shares is not received, the Reverse Stock Split has been effected;

(ii)	receipt of the Convertible Note in the principal amount of the Purchase Price, executed by the Company;

(iii)	receipt of the Warrant in the form of Exhibit B executed by the Company;

(iv)	receipt of the Security Agreement in the form of Exhibit C executed by the Company (the “Security Agreement”);

(v)	receipt of an intercreditor agreement by and between the Purchaser and GE Capital, in form and substance reasonably satisfactory to the Purchaser, executed by GE Capital (the “Intercreditor Agreement”);

(vi)	receipt of subordination agreements, in form and substance reasonably satisfactory to the Purchaser, executed by all holders of the Company’s indebtedness other than GE Capital;

(vii)	receipt of evidence that the Rights Agreement (as defined in Section 8(e)) has been waived in connection with the issuance of the Note and Warrant and the issuance of the Shares issuable upon conversion or exercise thereunder;

(viii)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the date of this Agreement and the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing and receipt of a certificate, dated the Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such;

(ix)	since the date of the most recent financial statements set forth in the Company’s SEC Documents (as defined in Section 5(h)), there shall have been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”) and receipt of a certificate, dated the Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such;

(x)	receipt by the Purchaser of a legal opinion, dated the Closing Date, from counsel to the Company, in form and substance reasonably acceptable to the Purchaser’s counsel;

(xi)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the Transaction Documents or the right of the Company or the Purchaser, as the case may be, to enter into any Transaction Document to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing and receipt of a certificate, dated the Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying to their knowledge as to such; and

(xii)	receipt of such other information, certificates and documents, including Intellectual Property Security Agreements, as the Purchaser may reasonably request.

4. RIGHTS OF PARTICIPATION/FIRST REFUSAL

(a) Right to Participate. At any time after the date of this Agreement, the Purchaser shall have the right to purchase up to its then pro rata share of New Securities (as defined in Section 4(d)) which the Company may propose to sell and issue. In the event the Company proposes to undertake an issuance of New Securities during such period, it shall give the Purchaser written notice of its intention, describing the type of New Securities, their price, the number of New Securities to be offered, and the general terms upon which the Company proposes to issue the same. The Purchaser shall have ten (10) calendar days after any such notice is delivered to agree to purchase at the same price (which shall be the public purchase price, if applicable) and upon the same terms, including closing date, such New Securities in an amount up to the Purchaser’s pro rata share of such New Securities.

(b) Right of First Refusal/Negotiation. In the event the Company proposes to undertake an issuance of New Securities after June 1, 2009, it shall first give the Purchaser written notice of its intention, describing the type of New Securities, their proposed price, the number of New Securities to be offered, and the general terms upon which the Company proposes to issue the same. The Purchaser shall have the right to purchase or not purchase such New Securities on the proposed terms (the “Right of First Refusal”), and if it chooses not to purchase the New Securities on the proposed terms, it shall have the right to negotiate with Company alternative terms on which to purchase all of such New Securities (the “Right of First Negotiation”). The Purchaser shall have ten (10) calendar days after notice by the Company is delivered to either purchase the New Securities in accordance with the Company’s proposed terms pursuant to its Right of First Refusal or to negotiate with the Company alternative terms to purchase all such New Securities pursuant to its Right of First Negotiation. If the Purchaser timely notifies the Company of its desire to exercise its Right of First Negotiation, then the parties shall negotiate exclusively and in good faith with each other to finalize terms and definitive documentation, for a period of up to twenty (20) days. If the Parties fail to finalize terms and execute and deliver definitive documentation in such twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement to sell New Securities, at a price and upon terms, economic and otherwise, which are no more favorable to the purchasers than those offered by the Purchaser. In the event the Purchaser elects not to purchase the New Securities pursuant to its Right of First Refusal and not to exercise its Right of First Negotiation, the Company shall have ninety (90) days thereafter to sell or enter into an agreement to sell New Securities, at a price and upon terms no more favorable to the purchasers thereof than specified in the written notice delivered to the Purchaser pursuant to this Section 4(b). In the event the Company has not sold such New Securities or entered into an agreement to sell such New Securities within such ninety (90) day periods, the Company shall not thereafter issue or sell any New Securities without first again complying with this Section 4(b). Notwithstanding, anything contained herein to the contrary, in the event the Purchaser does not exercise the Right of First Refusal or exercises the Right of First Negotiation but fails to reach an agreement with the Company with respect to the purchase of such New Securities, the Purchaser shall have the right to purchase up to its pro rata share of any such New Securities sold in accordance with Section 4(a) above.

(c) Pro Rata Share. For purposes of this Section 4, the Purchaser’s pro rata share is equal to the ratio of (A) the number of shares of Common Stock owned by the Purchaser (including any affiliate thereof) assuming full conversion or exercise of any outstanding convertible securities (including the Convertible Note and the Warrant), rights, options and warrants held by the Purchaser (or any affiliate thereof) into Common Stock to (B) the total number of shares of Common Stock outstanding (assuming full conversion or exercise of any outstanding convertible securities (including the Convertible Note and the Warrant), rights, options and warrants held by the Purchaser (or any affiliate thereof) into Common Stock).

(d) New Securities. “New Securities” shall mean any capital stock of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever, including debt, that are, or may become, exercisable or convertible into capital stock; provided that the term New Securities does not include:

(i)	securities issued in connection with any stock dividend, stock split, split-up or other distribution on shares of Common Stock;

(ii)	securities issued upon the conversion or exercise of any outstanding convertible or exercisable securities as of the date of this Agreement;

(iii)	securities issued upon exercise or grant of options or other equity awards with respect to shares of Common Stock, subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, issued or issuable to employees or directors of, or consultants to, the Company pursuant to an equity plan of the Company or other arrangement approved by the Board of Directors of the Company;

(iv)	securities issued or issuable pursuant to the bona fide acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, which acquisition is approved by a majority vote of the Board of Directors of the Company, including a majority of the Purchaser’s representatives on the Board of Directors;

(v)	securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing, equipment lease, bank credit arrangement or commercial leasing transaction entered into for primarily non-equity financing purposes;

(vi)	securities of the Company which the Board of Directors of the Company unanimously determines shall be excluded from the definition of New Securities; and

(vii)	securities issued pursuant to the terms of this Agreement.

(e) Standstill Agreement. The Purchaser covenants and agrees that, if the Company provides notice to the Purchaser pursuant to this Section 4 of any planned issuance of New Securities, then until the earlier of (i) the date that is the second full trading day after the Company’s public announcement of its planned issuance of New Securities, (ii) the date that is the ninetieth (90th) calendar day after the Company has first delivered to the Purchaser a notice of a planned issuance of New Securities and (iii) the date that the Company notifies the Purchaser that it has abandoned plans to issue New Securities, the Purchaser shall maintain the confidentiality of all information provided to the Purchaser relating to any planned issuance of New Securities and shall not sell, agree to sell, buy or agree to buy, otherwise engage in any short selling of the Company’s securities, or establish or increase any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any of the Company’s securities other than buying securities from the Company in accordance with the terms offered for the New Securities and the purchase of shares pursuant to the rights set forth in this Section 4. Notwithstanding the foregoing, the Purchaser agrees that, so long as the Purchaser is an affiliate (as defined by Rule 144(a)(1) of the Securities Act) of the Company, if requested by the Company and the managing underwriter or lead placement agent of an offering of securities by the Company, the Purchaser will enter into an agreement for the benefit of such underwriter or placement agent, not to sell, transfer or dispose of any shares for a specified period of time (not to exceed 90 days plus any extension of such period imposed pursuant to NASD Rule 2711(f)(4) not to exceed 36 days) provided that all executive officers and directors of the Company enter into similar agreements.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser, subject to such exceptions as are set forth in the SEC Documents (as defined below) or as otherwise disclosed in the Company’s disclosure letter previously delivered to the Purchaser, as follows:

(a) Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and as described in the SEC Documents. Copies of the Company’s Articles of Organization and Bylaws, and all amendments thereto, have been filed as exhibits to the Company’s SEC Documents and have not been further modified, and the Company has no present intention to modify the Articles of Organization and Bylaws. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) Subsidiaries. Each of the Company’s Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. No Subsidiary is currently prohibited, directly or indirectly, under any agreement to which it is a party, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other subsidiary of the Company. For purposes of this Agreement, “Subsidiaries” means those entities that are “significant subsidiaries” of the Company as determined in accordance with Regulation S-X.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, and to issue the Convertible Note and the Warrant and any shares of Common Stock issuable upon conversion or exercise of the Convertible Note or Warrant (the “Shares” and together with the Convertible Note and the Warrant, the “Securities”) in accordance with the terms thereof. The execution and delivery of the Transaction Documents by the Company and the consummation and performance by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, have been duly authorized by all requisite corporate action. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(d) Capitalization. The capitalization of the Company is as described in the Company’s most recent periodic report filed with the SEC as updated by any current report filed with the SEC thereafter, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. The Company has not issued any capital stock since such filings other than pursuant to the exercise of stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan (such issuances and any such stock options, whenever issued or granted, being collectively “Employee Equity Transactions”), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity financings. The Company’s Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and is listed for trading on the Nasdaq Capital Market (“Nasdaq”). Except with respect to the minimum bid price requirement as disclosed in the SEC Documents, the Company is in compliance with the continued listing criteria of Nasdaq and all Nasdaq corporate governance requirements that are applicable to the Company. Except for Employee Equity Transactions and

as set forth in the SEC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances; (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries.

(e) Issuance of Securities. Except for the Shareholder Approval required by Section 2 and, if shareholder approval of an amendment of the Company’s articles of organization to increase the number of authorized shares of Common Stock to 210,000,000 shares is not received, the Reverse Stock Split, in each case which shall be obtained or effected, as applicable, prior to the Closing, (i) the Convertible Note has been duly authorized and, upon issuance in accordance with the terms hereof, will be a legal, valid and binding obligation of the Company in accordance with its terms and (ii) the Shares are duly authorized and, upon issuance in accordance with the terms of the Convertible Note, will be (A) validly issued, fully paid and non-assessable and (B) free from all taxes, liens and charges in the United States of America with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Purchaser, and not subject to preemptive rights or other similar rights of stockholders of the Company. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (or comparable laws of any other jurisdiction) or the rules of Nasdaq, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, is or will be necessary for, or in connection with, the execution and delivery by the Company of the Transaction Documents, for the offer, issue, sale, execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) result in a violation of the Company’s Articles of Organization or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company or its Subsidiaries, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations, violations and impositions as described in clauses (ii), (iii) or (iv) of this sentence as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(g) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its Articles of Organization or Bylaws or other organizational documents; (ii) in default (or subject to an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) in violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries; except for such violations or defaults, as described in clauses (ii) or (iii) of this sentence as are set forth in the SEC Documents or as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(h) SEC Documents. The Company has filed all reports, schedules, forms, statements, exhibits (including certifications of the Company’s of the Company’s principal executive and financial officers pursuant to Section 302 and 906 of Sarbanes-Oxley (as defined in Section 5(s))) and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act for the twelve (12) months preceding the date hereof (all of the foregoing filed prior to or on the date hereof, or prior to or on the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “SEC Documents”). As of the date of filing of each such SEC Document, such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Documents comply in all material respects with the applicable requirements of the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as specifically stated therein, and the supporting schedules included or incorporated by reference in the SEC Documents present fairly the information required to be stated therein.

(j) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Documents, (i) there has not been any change in the capital stock (other than pursuant to Employee Equity Transactions, pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity financings) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial condition or operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(k) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and managements’ assessment thereof, are to the Company’s knowledge, independent registered public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(l) Clinical Trials. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local government or regulatory authority performing functions similar to those performed by the FDA) except where the failure to comply with such statutes, laws, rules or regulations would not result, individually or in the aggregate, in a Material Adverse Effect.

(m) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential compounds, genes, information, systems or procedures) (collectively, the “Intellectual Property”) generally described in the SEC Documents (except as otherwise noted therein), which to the Company’s knowledge is all the Intellectual Property necessary for the conduct of the Company’s business. Except as set forth in the SEC Documents, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property except through licensing or cross-licensing agreements or where the exercise of such rights would not result, individually or in the aggregate, in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property that is necessary and material to the Company’s business as it is presently being conducted except where such infringement would not result, individually or in the aggregate, in a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership or licensing rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, other than ordinary patent, trademark, service mark and copyright prosecution; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any reasonable basis for any such claim; and (vi) the Company has taken all steps reasonably determined by the Company to be necessary to perfect its ownership of and interest in such Intellectual Property.

(n) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(o) Environmental Matters. The Company and each of its subsidiaries is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(p) Tax Matters. The Company and each of its subsidiaries (i) has filed all necessary federal, state and foreign income and franchise tax returns, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it, except where the failure to file, failure to pay or the deficiency or claim would not have a Material Adverse Effect.

(q) Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r) Disclosure Controls and Procedures. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(s) Sarbanes-Oxley Compliance. The Company and the Company’s directors or officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(t) Absence of Litigation. Except as disclosed in the section titled “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended January 1, 2007, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect.

(u) Investment Company Act. The Company is not, nor, after giving effect to the sale of the Securities and the application of the proceeds therefrom, will it become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(v) Board Approval. The Board has (i) determined that the transactions contemplated by this Agreement, are fair to, and in the best interests of, the holders of Common Stock of the Company, and (ii) approved the Purchaser and its affiliates becoming a holder of 15% or more of the Company’s outstanding voting stock for purposes of Chapter 110F of the Massachusetts General Laws.

6. PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company that:

(a) Transfer or Resale. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act.

(b) Investment Purpose. The Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(c) Offshore Transaction. The Purchaser is not organized under the laws of any jurisdiction within the United States of America, its territories or possessions, was not formed for the purpose of investing in Regulation S securities and is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act. At the time of execution of this Agreement, the Purchaser is physically outside the United States of America. The Purchaser is not purchasing the Securities on behalf of or for the benefit of any U.S. person and the sale of the Securities has not been prearranged with any buyer in the United States of America.

(d) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Information. The Purchaser (directly or through its advisors, if any) (i) has been furnished with or has had full access to all of the publicly available information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

(f) Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(g) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) No Antitrust Filings or Approvals. Neither the Purchaser nor LFB is required to make any filing or obtain any authorization, consent, approval, license, exemption or registration under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, or under the antitrust or similar laws or regulations of any other jurisdiction, in connection with the execution, delivery or performance of the Agreements.

(i) Authorization; Enforcement; Validity. The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and any other governmental action with respect to the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(j) No Conflicts. The execution and performance of this Agreement do not conflict with any agreement to which the Purchaser is a party or is otherwise bound, any law, rule regulation, governmental practice or other requirement, court order or judgment applicable to the Purchaser or, if applicable, the constituent documents of the Purchaser, except for such conflicts as would not, individually or in the aggregate, have or result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Purchaser and its subsidiaries, taken as a whole.

(k) Short Position Prior to the Date Hereof. From the date one hundred eighty (180) days prior to the date hereof, neither the Purchaser nor any affiliate has directly or indirectly established or agreed to establish any hedge, “put equivalent position” (as defined in Rule 16a-1 under the Exchange Act) or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a disposition by the Purchaser or any other person or entity. For purposes hereof, a “hedge or other position” includes, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. The Purchaser acknowledges that this representation is made for the benefit of the Company.

(l) Short Sales and Confidentiality After the Date Hereof. The Purchaser understands and acknowledges that the transactions contemplated by this Agreement constitute “material non-public information” within the meaning of the rules and regulation promulgated by the SEC under Regulation FD and that until such time as such the transactions have been publicly disclosed in accordance with Section 12 or otherwise, the Purchaser represents, warrants and covenants that neither it nor any of its affiliates acting on its behalf or pursuant to any understanding with it have executed or will execute any short sales of the Company’s Common Stock and that it will maintain the confidentiality of all disclosures made to it in connection with the Offering (including the existence and terms of this Agreement and the Development Agreement and the transactions contemplated hereby and thereby).

(m) Ownership. The Purchasers current beneficial ownership of the Company’s common stock is accurately reported in the Purchaser’s most recent Schedule 13D filed with the SEC.

7. BOARD REPRESENTATIVES

(a) Appointment of Purchaser Designees. Upon Conversion of the Convertible Note in full or in part from time to time by the Purchaser in accordance with its terms, the Purchaser shall be entitled to designate one or more Purchaser Designees (as defined below) to the Company’s Board, as provided herein. Within five (5) business days of receipt by the Company of a written designation by the Purchaser of the Purchaser Designees, including the designees’ Company stock ownership, Company relationships and biographical information as provided by current members of the Board, the Company’s Board of Directors shall by written consent or meeting appoint the Purchaser Designees (as defined below) to the Company’s Board of Directors. If the Convertible Note is converted in part, the Purchaser shall have the right to have a pro rata portion of the Purchaser Designees appointed. Purchaser Designees shall be appointed across the three classes of directors in as equal proportion as possible. For purposes of this Section 7, “Purchaser Designees” shall mean the maximum number of directors that may be appointed under the rules of Nasdaq in connection with this Agreement and the transactions contemplated hereby. The Company shall within five (5) business days of the date of this Agreement send to Nasdaq a request for a written determination (on an expedited basis) of the maximum number of directors that may be appointed by Purchaser under this Section 9 (the “Nasdaq Determination”), the costs of which shall be borne solely by the Company. If, and only if, required pursuant to the Nasdaq Determination, if the Purchaser’s ownership decreases, the number of Purchaser Designees would decrease ratably such that the percentage of the Board represented by the Purchaser Designees would not exceed the Purchaser’s percentage equity ownership in the Company.

(b) Nomination of Purchaser Designees. For so long as Purchaser’s ownership of Common Stock of the Company is at least twenty-one percent (21%) on an as-converted basis, any Purchaser Designee (including any successor pursuant to Subsection 7(d) below) shall be nominated by the Board of Directors (or a committee thereof) for election at the annual meeting of stockholders at which such Purchaser Designee’s term will expire. At least ninety (90) days prior to any such annual meeting at or by which directors are to be elected, the Purchaser shall notify the Company in writing of the Purchaser Designee(s) to be nominated for election as a director. The Company shall disclose in its proxy the nominated Purchaser Designee(s). In the absence of any such notification, it shall be presumed that the Purchaser’s then incumbent Purchaser Designee(s) has been renominated as its Purchaser Designee(s). The rights provided under this Section 7 are the exclusive rights of the Purchaser and are not transferable.

(c) Restrictions on Purchaser Designees. The Purchaser Designees (i) shall be bound by confidentiality obligations with respect to the Company and its business to the same extent as are other directors of the Company and as is the Purchaser pursuant to this Agreement; and (ii) if deemed necessary by a determination of the Chairman of the Board or a vote of the majority of the independent members of the Board, shall not participate in any Board deliberations or action (including, but not limited to, Board presentations or discussions), or receive Board information, relating to any matter to which the Purchaser is either directly or indirectly involved or has any interest that is competing or inconsistent with the interests of the Company. The Purchaser agrees to cause the Purchaser Designees (and each successor) to comply with the obligations in clause (i) of the preceding sentence for the benefit of the Company and its successors.

(d) Successor Designees. If a Purchaser Designee shall cease to serve as a director for any reason, the Company’s Board of Directors shall appoint and elect a replacement director to serve out the remaining term of the existing director upon written notice to the Company by the Purchaser.

(e) Indemnification Agreement. The Company shall enter into an Indemnification Agreement with each Purchaser Designee or Successor Designee prior to the commencement of his or her service on the Board, which agreement shall be in such form and substance as has been executed by the current members of the Board.

(f) No Increase to Size of Board of Directors. The Company hereby covenants and agrees that after the date of this Agreement, unless the Convertible Note is prepaid in full on or prior to June 1, 2009 in accordance with Section 1.4 thereof, the Company will not, without the prior written consent of the Purchaser, which consent can be withheld in the Purchaser’s sole discretion, increase the size of the Board of Directors, except in connection with the appointment of one or more Purchaser Designees in accordance with this Section 7.

8. RESTRICTIONS ON TRANSFER

(a) Resales. The Purchaser agrees that the Securities, including the Shares, may only be sold or transferred (i) pursuant to an effective Registration Statement under the Securities Act, or (ii) pursuant to an exemption from registration under the Securities Act.

(b) Rule 144. The Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby and further understands and agrees that so long as the Purchaser beneficially owns 10% or more of the Company’s then outstanding securities or has a Purchaser Designee serving on the Board, the Company will deem the Purchaser to be an “affiliate” as defined in Rule 144(a)(1) and any transfers of the Shares by the Purchaser shall be subject to the limitations applicable to affiliates set forth in the Securities Act and the rules promulgated thereunder, including without limitation Rule 144.

(c) Legends. The Convertible Note and the Warrant shall bear legends in the form set forth on Exhibit A and Exhibit B, respectively. The certificate(s) evidencing the Shares shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON THE TRANSFER THEREOF PURSUANT TO THE TERMS OF A NOTE AND WARRANT PURCHASE AGREEMENT BETWEEN THE HOLDER AND THE COMPANY AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED UNTIL SUCH RESTRICTIONS HAVE LAPSED OR HAVE BEEN WAIVED BY THE WRITTEN CONSENT OF THE COMPANY. THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(d) Agreement to be Bound. Subject to the other restrictions on transfer set forth or referenced in this Agreement (including those set forth in Section 11(h)), the Convertible Note or the Warrant, the Purchaser may assign all of its rights and obligations hereunder with respect to the Convertible Note, the Warrant and some or all of the Shares, provided that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement.

(e) Security Ownership. The Purchaser is aware that the Company is a party to a Shareholder Rights Agreement, dated as of May 31, 2001, between the Company and American Stock Transfer and Trust Company (the “Rights Agreement”), which provides that in the event the Purchaser at any time beneficially owns 15% or more of the Company’s then outstanding capital stock, the Purchaser may be deemed an “Acquiring Person” as defined in the Rights Agreement. The Purchaser understands that, in connection with the Purchaser’s acquisition of the Securities and the Shares and with respect to the Purchaser’s equity position in the Company, the Company has exempted the Purchaser from being deemed an Acquiring Person as a result of such acquisition or any subsequent transaction so long as the Purchaser acquires its beneficial ownership of shares of capital stock of the Company in a transaction whereby the Purchaser is acquiring such beneficial ownership directly from the Company. Notwithstanding the foregoing, the Purchaser will also not be deemed an Acquiring Person if the percentage of outstanding capital stock owned by the Purchaser increases solely due to the repurchase by the Company of shares of its outstanding capital stock.

9. GUARANTEES AND OTHER OBLIGATIONS AND COVENANTS OF THE COMPANY

(a) Financial Information. From the date of this Agreement through the Closing, and after the Closing, for so long as any portion of the Convertible Note is outstanding and the Purchaser’s ownership of Common Stock of the Company is at least twenty percent (20%) on an as-converted basis, the Company shall provide the Purchaser (i) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, unaudited monthly income, balance sheet and cash flow statements and a monthly cash flow budget, (ii) as soon as practicable after the end of each quarter, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each such period, consolidated statements of income, consolidated statements of changes in financial condition, a consolidated statement of cash flow of the Company and its subsidiaries and a statement of stockholders’ equity for such period and for the current fiscal year to date, (iii) as soon as practicable, but in any event forty-five (45) days prior to the end of each fiscal year, a projected operating budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company, and (iv) such other financial reports that may be reasonably requested by the Purchaser.

(b) Trade Debt. At no time during the period from the date of this Agreement through the Closing, and after the Closing, for so long as any portion of the Convertible Notes is outstanding, shall the Company’s past due and unpaid obligations to third parties in respect of goods or services furnished by such third parties to the Company exceed $5,000,000 in the aggregate.

(c) Right of First Negotiation on Partnership/Licensing Opportunities. The Company hereby covenants and agrees that in the event that after June 1, 2009 the Company decides to grant a license, sublicense or similar rights to a third party or to enter into a partnership, collaboration or other arrangement to participate in, or lead, the effort to develop or commercialize any Invention or therapeutic product developed by the Company (including the Company’s interest in any Joint Inventions) pursuant to the terms of the Amended and Restated Joint Development and Commercialization Agreement entered into by the Company, the Purchaser and the other parties named therein as of June 30, 2008 (the “JDA”), the Company shall give written notice of such decision to the Purchaser, which notice shall include a detailed description of the terms and conditions with respect to such proposed license or other arrangement. Upon receipt of such notice, the Purchaser shall have a period of thirty (30) days to indicate by written notice to the Company that it desires to exercise a right of first negotiation with respect to such proposed license, sublicense or other arrangement. If the Purchaser timely notifies the Company of its desire to exercise its right of first negotiation, then the parties shall negotiate exclusively and in good faith with each other to finalize terms and definitive documentation, for a period of up to sixty (60) days. If the Parties fail to finalize terms and execute and deliver definitive documentation in such sixty (60) day period, the Company shall be entitled to enter into the proposed license, sublicense or other arrangement with the third party, provided however, that such license, sublicense or arrangement must not be on terms, economic and otherwise, which are more favorable to such third party than those offered by the Purchaser.

(d) Guarantees. Effective upon the Closing:

(i)	The Company shall be deemed to have granted to the Purchaser an exclusive (even as to the Company), fully-paid, royalty-free, right and license or sublicense, as the case may be, under all GTC Technology and the Company’s interest in Joint Inventions and Joint Patent Rights to Develop, make and have made Products in the Co-Exclusive Territory.

(ii)	The Purchaser shall be deemed to have been granted the exclusive (even as to the Company) right to Commercialize Products in each country and region of the Co-Exclusive Territory.

(iii)

The Company shall be deemed to have granted to the Purchaser an exclusive (even as to the Company), fully-paid, royalty-free, right and license or sublicense, as the case may be, under all GTC Technology and the Company’s interest in Joint Inventions and Joint Patent Rights to develop, make and have made any transgenic compound Controlled (as defined in the JDA) by the Company that is biosimilar to anti-CD20/Rituximab and anti-TNFa/Etanercept/Infliximab. Notwithstanding the foregoing, prior to June 2, 2009, the Company may grant a license or similar rights to a third party or enter into a partnership, collaboration or other arrangement to participate in, or lead, the effort to develop or commercialize any such transgenic compound Controlled by the Company that is biosimilar to anti-TNFa/Etanercept/Infliximab, provided however, that the Company shall give written notice of such decision to the Purchaser, and the parties shall negotiate in good faith an appropriate amendment to the license or sublicense described in this Section 9(d)(iii) to include a comparable compound as a substitute for the Purchaser’s license or sublicense to the foregoing compound.

All capitalized terms not otherwise defined in this Section 9 shall have the meaning ascribed to them in the JDA. The rights, licenses and sublicenses described in Sections 9(d)(i), (ii) and (iii) above shall be terminated if there has been no Event of Default (as defined in the Convertible Note) and the Convertible Note is paid in full or converted in full on or prior to the Maturity Date (as defined in the Convertible Note). If an Event of Default shall occur or the Convertible Note is not paid in full or converted in full on or prior to the Maturity Date, the rights, licenses and sublicenses described in Sections 9(d)(i), (ii) and (iii) above shall automatically become perpetual and non-terminable. The Parties agree to take such actions as may be necessary to prepare and execute an amendment to the JDA to reflect the rights of the Purchaser set forth in Section 9(d)(i) and (ii) above and such other documents and agreements as may be necessary to reflect the rights of the Purchaser set forth in this Section 9(d).

10. PUBLIC STATEMENTS

The Company agrees to disclose on a Current Report on Form 8-K the existence of this Agreement and the transactions contemplated by this Agreement and the material terms, thereof, including pricing, within four (4) Business Days after the date hereof. The Purchaser shall not issue any press release, or otherwise make any such public statement regarding this Agreement or the transactions contemplated by this Agreement without the prior written consent of the Company.

11. MISCELLANEOUS

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(b) Entire Agreement. This Agreement and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(c) Amendments and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and by the Purchaser.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

GTC Biotherapeutics, Inc. 175 Crossing Boulevard Suite 410 Framingham, MA 01702
Telephone:	(508) 270-2061
Facsimile:	(508) 271-3491
Attention:	Geoffrey F. Cox, Ph.D.
Chairman, President and Chief Executive Officer

with a copy to:

Edwards Angell Palmer & Dodge LLP 111 Huntington Avenue Boston, MA 02199`
Tel:	(617) 239-0100
Fax:	(617) 227-4420
Attn:	Nathaniel S. Gardiner, Esq.

If to the Purchaser:

LFB-Biotechnologies S.A.S.U. 3, avenue des Tropiques LES ULIS 91940 Courtaboeuf - France
Tel:	+33 (0) 1 69 82 70 10
Fax:	+33 (0) 1 6982 72 67
Attn:	M. Christian Bechon, President

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111
Tel:	(617) 542-6000
Fax:	(617) 542-2241
Attn:	Brian P. Keane, Esq.

(e) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. Notwithstanding anything to the contrary to set forth herein, the rights and benefits provided under Sections 4, Section 7, Section 8(e) and Section 9 are the exclusive rights and benefits of the Purchaser and are not transferable or assignable, except to affiliates of the Purchaser or with the express written consent of the Company, or with respect to Section 9(d), after such rights, licenses and sublicenses granted thereunder shall become perpetual and non-terminable.

(i) Survival. The representations and warranties of the Company and the Purchaser contained in Sections 5 and 6, respectively, shall survive only for a period of two years from the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

(j) Expenses. The Company shall reimburse the Purchaser for any reasonable fees and expenses, including, without limitation, fees of the Purchaser’s legal counsel and the Purchaser’s financial advisor, that it incurs in connection with the consummation of the transactions contemplated by this Agreement and in satisfying its obligations under this Agreement in an amount not to exceed $500,000.

(k) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Remainder of page intentionally left blank.

Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Note and Warrant Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

GTC BIOTHERAPEUTICS, INC.

By:	/s/ Geoffrey F. Cox
Geoffrey F. Cox
Chairman, Chief Executive Officer and President

PURCHASER:

LFB BIOTECHNOLOGIES S.A.S.U.

By:	/s/ Christian Bechon
Christian Bechon
President Directeur General

Exhibit A

Form of Convertible Note

THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

SECURED CONVERTIBLE NOTE

US$15,000,000	, 200

Subject to the terms and conditions of this Note, for good and valuable consideration received, GTC BIOTHERAPEUTICS, INC., a Massachusetts corporation (the “Company”), promises to pay to LFB BIOTECHNOLOGIES, a société anonyme established under the laws of France (the “Holder”), the principal amount of fifteen million dollars (US$15,000,000), plus interest which shall accrue at the rate of eight percent (8%) per annum on the unpaid principal from the date of this Note until the Maturity Date (as defined in Section 1.1) or until the full amount of principal and accrued interest under this Note is earlier paid or converted under the terms hereof. The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Payment

1.1. Principal. The principal under this Note will be paid to the Holder on June 30, 2012 (the “Maturity Date”) to the extent it has not been earlier paid in full or converted pursuant to the terms hereof.

1.2. Interest. Interest shall accrue on the then outstanding principal balance of this Note at a fixed interest rate per annum equal to 8%. Accrued interest shall be payable in cash in arrears on the last day of each fiscal quarter commencing on December 31, 2008, until the outstanding principal balance is paid in full or converted pursuant to the terms hereof. If at any time the principal balance of this Note shall be paid in full or converted pursuant to the terms hereof, then all accrued interest shall be payable at the time of such principal payment.

1.3. Payment. All payments of principal and interest under this Note will be made by wire transfer of immediately available funds in accordance with the wire transfer instructions of Holder provided to the Company except.

1.4. Prepayment. Except as set forth in Section 3 below, this Note may not be prepaid without the written consent of the Holder.

2. Conversion.

2.1. Optional Conversion. After June 1, 2009, the outstanding principal balance of this Note may at the sole option of the Holder be converted, in whole or in part, into fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion price equal to $0.31 per share (the “Conversion Price”), subject to adjustment as set forth herein.

2.2. Mechanics of Conversion. The Holder shall notify the Company of its election to convert all or part of this Note in accordance with Section 2.1. The Company shall, as soon as practicable but in no event later than three days following its receipt of such notice, issue and deliver to Holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fractional share in accordance with Section 2.3. This Note shall be deemed to have been converted and a certificate or certificates for shares of Common Stock shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes as of the date said notice is received by the Company. If this Note shall have been converted in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Note evidencing the remaining outstanding principal balance of this Note, which new Note shall in all other respects be identical with this Note. Upon conversion of this Note in full, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate on such conversion date, except only the right of the Holder to receive the shares of Common Stock to which it is entitled as a result of the conversion.

2.3. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price.

2.4. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

2.5. Merger, Consolidation or Sale of Assets. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder hereof shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had converted this Note immediately prior thereto.

2.6. Notice of Adjustment to Conversion Price. Upon any adjustment or other change relating to the Conversion Price or the securities issuable upon the conversion of this Note, then, and in each such case, the Company shall give written notice thereof, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number or other denominations of securities issuable at such price upon the conversion of this Note setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

2.7. Reservation of Shares. The Company covenants that it will at all times until this Note is paid or converted in full under the terms hereof reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issue upon conversion of this Note, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note.

2.8. Notice to Allow Conversion. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

3. Optional Company Redemption. At any time on or before June 1, 2009, the Company shall have the right to redeem all of the then outstanding principal of this Note for a price equal to the outstanding principal amount plus all accrued and unpaid interest.

4. Security Agreement. The obligations of the Company under this Note are secured pursuant to the Security Agreement, dated as of                     , 200     between the Company and the Holder (the “Security Agreement”).

5. Events of Default. This Note and all amounts due hereunder shall become immediately due and payable in cash without notice or demand upon the occurrence at any time of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(a) default in the payment when due of any principal or interest under this Note;

(b) the liquidation, termination of existence, dissolution or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within sixty (60) days;

(c) the institution against the Company or any endorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing;

(d) the institution by the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Company or any endorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors;

(e) any material default in the performance or observance of any of the covenants, representations, warranties, agreements or conditions by the Company contained in this Note, the Security Agreement or in the Note and Warrant Purchase Agreement, dated October 31, 2008, pursuant to which this Note was issued.

6. Rights of Action; Remedies. All rights of action with respect to this Note are vested in the Holder, and the Holder may enforce against the Company its right to convert this Note for Common Stock in the manner provided in this Note. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

7. Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective successors and permitted assigns.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

9. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Any party hereto may by notice so given change its address for future notice hereunder. Notice will conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and will be deemed to have been received when delivered.

10. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the Commonwealth of Massachusetts, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts.

11. Headings; References. All headings used herein are used for convenience only and will not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Note to be issued on the date first written above.

HOLDER	COMPANY

LFB BIOTECHNOLOGIES S.A.S.U.	GTC BIOTHERAPEUTICS, INC.

By:	By:
Title:	Title:

By:	By:
Title:	Title:

Secured Convertible Note Signature Page

Exhibit B

Form of Warrant

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Void After , 201 [1]	Right to Purchase 23,193,548 Shares of Common Stock of GTC Biotherapeutics, Inc.

COMMON STOCK PURCHASE WARRANT

GTC Biotherapeutics, Inc., a Massachusetts corporation (the “Company”), hereby certifies that for value received LFB Biotechnologies, a société anonyme established under the laws of France (the “Holder”), or assigns, is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 23,193,548 shares of Common Stock of the Company (subject to adjustment as hereinafter provided) at a purchase price of US $0.31 per share (subject to adjustment as hereinafter provided), payable as hereinafter provided. This Warrant is being issued pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated October 31, 2008, by and between the Company and Holder (the “Purchase Agreement”).

1. Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

(a) “Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

(b) “Stated Purchase Price” shall mean the purchase price to be paid upon exercise of this Warrant in accordance with the terms hereof, which price initially shall be US $0.31 per share of Common Stock. The Stated Purchase Price shall be subject to adjustment from time to time pursuant to the provisions of Sections 6 and 7 hereof.

(c) “Warrant Expiration Date” shall mean 5:00 p.m., Eastern Time, on                     , 201    ; provided that if such date shall be a Saturday, Sunday, holiday or a day on which banks are authorized to close in the Commonwealth of Massachusetts, then 5:00 p.m., Eastern Time, on the next following day which in the Commonwealth of Massachusetts is not a holiday or a day on which banks are authorized to close.

[1]	Five (5) years from date of issuance.

2. Exercise.

(a) Manner of Exercise. This Warrant may be exercised at any time or from time to time, on any day which is not a Saturday, Sunday or holiday under the laws of the Commonwealth of Massachusetts prior to the Warrant Expiration Date, for all or any part of the number of shares of Common Stock set forth above. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal executive offices, or at such other office as the Company may designate by notice in writing, (i) this originally executed Warrant and (ii) a duly executed written notice of Holder’s election to exercise its Warrant in whole or in part substantially in the form of Exhibit A attached hereto, and shall pay to the Company by check made payable to the order of the Company or wire transfer of funds to a bank account designated by the Company an amount equal to the aggregate purchase price for all shares of Common Stock as to which this Warrant is exercised.

(b) Notification Prior to Warrant Expiration Date. No earlier than 45 days prior to the Warrant Expiration Date and no later than 30 days prior to the Warrant Expiration Date, the Company shall deliver to the Holder written notice which notice shall indicate: (i) the Warrant Expiration Date, (ii) the number of shares of Common Stock then issuable upon exercise of this Warrant and (iii) the Stated Purchase Price as of the date of such Notice. To the extent that such notice is not delivered to Holder at least 30 days prior to the Warrant Expiration Date, the Warrant Expiration Date shall be extended one day for each day for which the notice has not been timely delivered.

(c) Issuance of Common Stock. Upon receipt of the documents and payments described in Section 2(a), the Company shall, as promptly as practicable, and in any event within 3 business days thereafter, execute or cause to be executed, and deliver to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock (or such other stock or securities that may be issuable upon exercise of the Warrant) issuable upon such exercise, together with an amount in cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in the denomination specified in said notice and shall be registered in the name of the Holder. This Warrant shall be deemed to have been exercised and a certificate or certificates for shares of Common Stock shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes as of the date said notice, together with this Warrant and the documents and payments described in Section 2(a), are received by the Company as aforesaid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

3. Holder’s Redemption Right. If the Convertible Note issued to the Holder pursuant to the Purchase Agreement (the “Note”) is repaid in full in accordance with the terms thereof, Holder has the right, exercisable for a period of 90 days from the date that the Note is repaid in full to require the Company to redeem this Warrant for a redemption price equal to US $1,500,000 (the “Redemption Price”). If this Warrant has been exercised in part or in full prior to the date that the Holder exercises its rights under this Section 3, Holder shall, in its sole option, have the right to require the Company to redeem (i) the Warrant and all shares of Common Stock previously issued to Holder upon exercise of the Warrant in which case it will be entitled to the full Redemption Price or (ii) only the remaining Warrant in which case it shall be entitled to a pro rata portion of the Redemption Price based on the ratio of the number of shares of Common Stock still issuable upon exercise of the Warrant to the number of shares of Common Stock originally issuable upon exercise of the Warrant (as adjusted pursuant to Sections 6 and 7 hereof). In the event that this redemption right is triggered by the repayment in full of the Note at the Maturity Date (as defined in the Note) and the Holder timely exercises its right of redemption hereunder, then the Company shall have the option to pay the Redemption Price in shares of Common Stock based on the Fair Market Value of the Common Stock on the date that Holder notifies the Company of its decision to exercise the right of redemption (or if such date is not a Trading Day, then on the nearest Trading Day preceding such date). For purposes of this Section 3:

(a)	“Fair Market Value” of a share of Common Stock on any Trading Day shall be deemed to be:

(i)	if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market, and sales prices are regularly reported for the Common Stock, the closing or last sale price of the Common Stock on the composite tape or other comparable reporting system for such Trading Day; and

(ii)	if the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the Trading Day referred to in clause (i), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for such Trading Day.

(b)	“Trading Day” shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, but is traded on the over-the-counter market, a day on which such over-the-counter market is open for the transaction of business.

4. Reservation of Shares. The Company covenants that it will at all times until the Warrant Expiration Date reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issue upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.

5. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction of such Warrant), and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu hereof, a new Warrant of like tenor.

6. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Stated Purchase Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares issuable upon exercise of this Warrant will be proportionately increased, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Stated Purchase Price in effect immediately prior to such combination will be proportionately increased and the number of shares issuable upon exercise of this Warrant will be proportionately decreased.

7. Consolidation, Merger, etc. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder hereof shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised this Warrant immediately prior thereto.

8. Notice of Adjustment of Stated Purchase Price. Upon any adjustment or other change relating to the Stated Purchase Price or the securities purchasable upon the exercise of this Warrant, then, and in each such case, the Company shall give written notice thereof, which notice shall state the Stated Purchase Price resulting from such adjustment and the increase or decrease in the number or other denominations of securities purchasable at such price upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

9. Notice to Allow Exercise. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

10. Fractional Shares. If the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted pursuant to the terms hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, such fraction shall neither be issued nor extinguished until the final exercise of this Warrant, in which event if a fraction is issuable, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Stated Purchase Price, as adjusted to date pursuant to Section 6 or 7.

11. Holder Not Deemed Stockholder. The Holder shall not be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights, until Holder shall have exercised this Warrant in accordance with the provisions hereof.

12. Rights of Action; Remedies. All rights of action with respect to this Warrant are vested in the Holder, and the Holder may enforce against the Company its right to exercise this Warrant for the purchase of shares of Common Stock in the manner provided in this Warrant. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13. Successors and Assigns. This Warrant, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder, and their respective successors and permitted assigns.

14. Waiver and Amendment. Any provision of this Warrant may be amended, waived or modified only upon the written consent of the Company and the Holder.

15. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Any party hereto may by notice so given change its address for future notice hereunder. Notice will conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and will be deemed to have been received when delivered.

16. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the Commonwealth of Massachusetts, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts.

17. Headings; References. All headings used herein are used for convenience only and will not be used to construe or interpret this Warrant. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

18. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of                     , 200    .

GTC BIOTHERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE FORM

(To be signed only on exercise of Warrant)

GTC Biotherapeutics, Inc.

175 Crossing Boulevard, Suite 410

Framingham, MA 01702

The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder,              shares of common stock, $0.01 par value per share, of GTC Biotherapeutics Inc. (the “Common Stock”) at a price of $             per share of Common Stock, and herewith makes payment of $             (such payment being by check made payable to the order of GTC Biotherapeutics Inc., or wire transfer of funds to a bank account designated by of GTC Biotherapeutics Inc., or any combination thereof), surrenders the Warrant and all right, title and interest therein to GTC Biotherapeutics Inc. and requests that certificates for such shares be issued in the name of:

(Please print name, address, and social security number)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.

NAME OF HOLDER OR ASSIGNEE:
(Please print)

ADDRESS OF HOLDER

OR ASSIGNEE:

SIGNATURE OF HOLDER:

DATED:

Exhibit C

Form of Security Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of the      day of                     , 200    , from GTC BIOTHERAPEUTICS, INC. (“Debtor”) in favor of LFB BIOTECHNOLOGIES S.A.S.U. (together with its successors and assigns, if any, “Secured Party”). Secured Party has an office at 3, avenue des Tropiques, Les Ulis, Courtaboeuf, France. Debtor is a corporation organized and existing under the laws of the state of Massachusetts (the “State”). Debtor’s mailing address and chief place of business is 175 Crossing Blvd., Framingham, MA 01702.

RECITALS:

WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement by and between the Debtor and the Secured Party as of the date hereof (the “Purchase Agreement”), the Debtor is issuing and selling to the Secured Party a secured convertible note in the original principal amount of $15,000,000 the “Convertible Note”) and a warrant to purchase up to 23,193,548 shares of common stock of the Debtor.

WHEREAS, it is a condition to the Purchase Agreement that the Debtor execute and deliver this Agreement, pursuant to which the obligations of the Debtor to the Secured Party under the Purchase Agreement and the Convertible Note are secured.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, Debtor and Secured Party agree as follows:

1.	CREATION OF SECURITY INTEREST.

Debtor grants to Secured Party, its successors and assigns, a continuing security interest in, to and against all property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement (“Collateral Schedule”), including without limitation the property listed on Collateral Schedule No. 1 and Collateral Schedule No. 2, whether now owned or existing or hereafter acquired or arising and wheresoever located, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all proceeds or products thereof, in whatever form, including without limitation cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and/or tort claim proceeds (all such property is individually and collectively called the “Collateral”). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever (including all interest (whether or not allowed or disallowed), charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Debtor) of Debtor to Secured Party, now existing or arising in the future, including but not limited to the payment and performance of the Convertible Note or other promissory notes from time to time identified on any Collateral Schedule (collectively “Notes” and each a “Note”), the Purchase Agreement, together with all Schedules and attachments thereto and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, Purchase Agreement, Schedules, debts, obligations and liabilities are called the “Indebtedness”). The Collateral listed on Collateral Schedule No. 1 to this Security Agreement has been subordinated to certain senior debt pursuant to the provisions of an intercreditor agreement dated as of                     , 200    , among the Debtor, the Secured Party and General Electric Capital Corporation (the “GECC”). Pursuant to this Security Agreement, the Debtor is granting to the Secured Party a first priority security interest in the Collateral listed on Collateral Schedule No. 2.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:

(a) Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

(b) Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “Debt Documents”);

(c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws and general principles of equity;

(d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor or (ii) result in any breach of or constitute a default under any contract or agreement to which Debtor is a party, or result in the creation any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which Debtor is a party;

(f) Except as set forth on Schedule 2(f) attached hereto, there are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g) All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, except that quarterly financial statements will not provide footnotes and will be subject to normal year-end adjustments, and since the date of the most recent financial statement, there has been no material adverse change in Debtor’s financial condition;

(h) The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(i) The Collateral is, and will remain, in good condition and repair (ordinary wear and tear excepted), and Debtor will not be negligent in its care and use;

(j) Debtor is, and will remain, the sole and lawful owner, and in possession of (other than the Offsite Collateral (defined below) (solely with respect to possession)), the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

(k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party, (ii) liens in favor of GECC, (iii) liens existing as of the date of this Agreement and set forth on Schedule 2(k) attached hereto, (iv) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, (v) liens relating to purchase money financings that have been entered into in the ordinary course of business, and (vi) inchoate materialmen’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such liens are called “Permitted Liens”);

(l) Debtor is and will remain in full compliance with all laws and regulations applicable to it including without limitation (i) ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (B) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations;

(m) Debtor’s and each Subsidiary’s (defined below) Intellectual Property (as defined in Section 7 below) is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens as defined in subsection (k) of this Section, the granting of licenses of Debtor’s Intellectual Property in the ordinary course of business and other licensing, partnership or joint ventures entered into in the ordinary course of Debtor’s business and permitted hereunder. For purposes of this Agreement, the term “Subsidiary” shall mean a corporation or other entity of which more than 50% of the outstanding stock or other ownership interests having ordinary voting power to elect a majority of the directors (or other persons performing similar functions) of such corporation is owned, directly or indirectly, by Debtor;

(n) Debtor has not and will not, and will not permit any Subsidiary to, enter into any other agreement or financing arrangement in which it grants a negative pledge in Debtor’s or any Subsidiary’s Intellectual Property to any other party;

(o) Debtor agrees that it shall not, and shall not allow any of its Subsidiaries to, directly or indirectly, create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt (as hereinafter defined), except for (i) Debt of Debtor to Secured Party, (ii) Debt existing on the date hereof and set forth on Schedule 2(o) to this Agreement, (iii) Debt (a) secured by a Lien described in Section 2(k)(v) hereof, (b) related to letter of credit obligations incurred by Debtor in the ordinary course of its business and (c) obligations to trade creditors incurred in the ordinary course of business and more than ninety (90) days past due, provided, that the amount of such additional Debt permitted by (a)-(c) shall not exceed $1,500,000 in the aggregate, (iv) Debt of Debtor to GECC, so long as no lien is granted in connection with such Debt, with respect to the Collateral listed on Collateral Schedule No. 2, that is superior in priority to the lien of the Secured Party with respect to such Collateral and (v) Debt pursuant to which the Debtor, the Secured Party and the holder of such debt have entered into a subordination agreement acceptable to the Secured Party (“Subordinated Debt”). The term “Debt” shall mean, with respect to any person, at any date, without duplication, (A) all obligations of such person for borrowed money, (B) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (C) all obligations of such person to pay the deferred purchase price of property or services incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred, (D) all capital lease obligations of such person, (E) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (F) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (G) all contingent or non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (H) all equity securities of such person subject to repurchase or redemption otherwise than at the sole option of such person, (I) all Indebtedness secured by a lien on any asset of such person, whether or not such Debt is otherwise an obligation of such person, (J) all obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (K) all obligations or liabilities of other guaranteed by such person; and (L) all obligations of such person to trade creditors (other than Genzyme Corporation) incurred in the ordinary course of business and more than ninety (90) days past due;

(p) Debtor agrees that it shall not, and shall not allow any of its Subsidiaries to, (i) make any payment in respect of any Subordinated Debt, except in accordance with any applicable Subordination Agreement or (ii) amend, supplement, modify or waive any of the terms of any document governing any Subordinated Debt. Debtor further agrees to provide Secured Party copies of any notices, reports, financial statements, financial information or other information either delivered or received by Debtor in relation to the Subordinated Debt or pursuant to the Subordinated Note except to the extent that such information is to be provided to Secured Party under this Agreement or any of the other Debt Documents;

(q) Debtor (i) shall, within 30 days after the initial funding of the Indebtedness secured hereby, cause each securities, depository or disbursement account of Debtor or any of its Subsidiaries (other than any tax or payroll account) to be subject to a control agreement satisfactory to Secured Party in its reasonable discretion and (ii) shall not and shall not allow any of its Subsidiaries to open or maintain any securities, depository or disbursement accounts except upon thirty (30) days’ prior written notice to Secured Party, and Debtor shall not, and shall not allow any Subsidiary to, use any such accounts until such time as the applicable securities intermediary or depository institution, as the case may be, Debtor or such subsidiary of Debtor, as the case may be, and Secured Party have entered into a control agreement satisfactory to Secured Party in its reasonable discretion and in any event sufficient to perfect a first priority lien and security interest in such account in favor of Secured Party. All funds in or transferred into such account on or after the effectiveness of this Agreement shall be subject to the security interest granted under this Agreement. Each control agreement entered into pursuant to (i) or (ii) above shall grant Secured Party control of such securities, depository or disbursement account and provide that the applicable securities intermediary or depository institution, as the case may be, will comply with instructions originated by the Secured Party directing disposition of the funds in such account without further consent by Debtor, provided, that Debtor shall have full access to such accounts and the funds therein until the earlier to occur of (A) an Event of Default or (B) Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud;

(r) Debtor agrees that it shall not, and shall not allow any of its Subsidiaries to, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, purchase or acquire obligations or stock of, or any other interest in, any corporation or other entity (other than cash equivalents and equity investments in its Subsidiaries existing as of the date hereof), or form any Subsidiary or enter into any partnership, joint venture or similar arrangement; and

(s) Debtor will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate, except where such transactions are (i) on terms that are no less favorable to the Debtor or such Subsidiary than those which might be obtained at the time from unaffiliated third parties and (ii) entered into in the ordinary course of business. As used herein, “Affiliate” of any person means (a) any person which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, or (b) any person who is a partner, shareholder, director or officer (i) of such person, or (ii) of any person described in clause (a) above, and, for purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 10% or more of the voting equity interests of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Notwithstanding the foregoing, Secured Party shall not be considered to be an “Affiliate” of Debtor or any Subsidiary.

3.	COLLATERAL; SUBSIDIARIES.

(a) Until repossession of Collateral by Secured Party in the exercise of its remedies under Section 7 hereof, Debtor shall remain in possession of the Collateral, other than such portion of the Collateral as shall be located from time to time at the locations in connection with the purification, packaging and storage arrangements more fully described in Schedule 3 attached hereto (the “Offsite Collateral”); except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party’s security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral. Debtor shall (A) within 45 days after the initial funding of the Indebtedness secured hereby, cause the Secured Party to be properly perfected in any portion of the Collateral held outside of the United States, (B) within 60 days after the initial funding of the Indebtedness secured hereby, use best efforts to cause each of Lonza, Biologics, Inc.(“Lonza”) and MedImmune, Inc. (“MedImmune”) to enter into a bailee acknowledgment with Secured Party and (C) within 60 days after any portion of the Collateral is located at the facilities of (I) Cryonix, Inc. (“Cryonix”), use best efforts to cause Cryonix to enter into such acknowledgment. With respect to (B) and (C) above, the bailee acknowledgments shall be satisfactory to Secured Party in its reasonable discretion, and Secured Party agrees to negotiate the form of bailee acknowledgment in good faith with each bailee. In the event that Debtor is unable to cause any of Lonza, MedImmune or Cryonix to enter into a bailee acknowledgment within the relevant time period set forth in (B) or (C) above, Debtor shall (from the day following the expiration of such time period until such bailee acknowledgment is entered into) be prohibited from acquiring, transferring or placing (or causing to be acquired, transferred or placed) or otherwise taking possession of or asserting control over any additional equipment (as such term is defined in the UCC (as defined in the Collateral Schedule)) at the location of such bailee without the prior written consent of Secured Party.

(b) Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c) Secured Party does not authorize and Debtor agrees it shall not, and shall not allow any of its Subsidiaries to, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld:

(i) part with possession of any of its assets (including without limitation in respect of Debtor, the Collateral) (except for (A) the Offsite Collateral, (B) to Secured Party, (C) for maintenance and repair, (D) any sale or disposition of inventory in the ordinary course of business or the sale of equipment or other assets which are determined by the Debtor in good faith to be obsolete or no longer used or useful in Debtor’s business and (E) any licenses of Intellectual Property entered into in the ordinary course of business);

(ii) remove any of the Collateral from the continental United States (except for that portion of the Offsite Collateral which from time to time shall be located in Europe as set forth in Schedule 3 attached hereto or any sale or disposition of inventory in the ordinary course of business); or

(iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of its assets (including, without limitation, in respect of Debtor, the Collateral) (except for (A) any sale or disposition of inventory in the ordinary course of business, (B) the sale of equipment or other assets which are determined by the Debtor in good faith to be obsolete or no longer used or useful in Debtor’s business, (C) transfers of Intellectual Property expressly permitted under Section 2(m), and (D) liens on assets financed under capital leases, to the extent such the amount of related capital lease obligations together with other Debt permitted hereunder, do not violate the terms of Section 2(o).

(d) Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all reasonable out-of-pocket costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f) Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding such Collateral as the agent of, and as pledge holder for, the Secured Party.

(g) At the request of Secured Party, but no more frequently than once each fiscal year unless a default has occurred hereunder or Secured Party is otherwise insecure as to the value of the Collateral, upon reasonable notice to Debtor (unless a default has occurred hereunder), Debtor shall permit Secured Party or one or more agents to perform, at Debtor’s expense, appraisals of Collateral, field examinations, collateral analysis, monitoring or other business analysis as reasonably required by Secured party and shall provide Secured Party with access to all facilities and all books and records of Debtor reasonably required by Secured Party to conduct such audits.

4.	INSURANCE.

(a) Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever other than the gross negligence or willful misconduct of the Secured Party.

(b) Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as additional insured and lender’s loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor’s attorney-in-fact unless Debtor is in default. Proceeds of insurance in excess of $100,000 per claim shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness. Proceeds of insurance below $100,000 per claim shall be applied, at the option of Debtor, to repair or replace the Collateral or to reduce any of the Indebtedness.

5.	REPORTS.

(a) Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation, organization or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out or (vi) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral. Debtor shall promptly deliver to Secured Party, at Secured Party’s request, reports specifying the location and value of the Offsite Collateral.

(b) Debtor will deliver to Secured Party financial statements as follow: If Debtor is a privately held company, then Debtor agrees to provide monthly financial statements, certified by Debtor’s president or chief financial officer including a balance sheet, statement of operations and cash flow statement within 30 days of each month end and its complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor’s Board of Directors receives the audit. If Debtor is a publicly held company, then Debtor agrees to provide quarterly unaudited statements and annual audited statements, certified by a recognized firm of certified public accountants, within 10 days after the statements are provided to the Securities and Exchange Commission (“SEC”). All such statements are to be prepared using generally accepted accounting principles (“GAAP”), except that quarterly financial statements will not provide footnotes and will be subject to normal year-end adjustments and, if Debtor is a publicly held company, are to be in compliance with SEC requirements.

6.	FURTHER ASSURANCES.

(a) Debtor shall upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts reasonably deemed necessary or advisable by Secured Party to continue in Secured Party the perfected priority security interests in the Collateral established herein, and shall use commercially reasonable efforts to obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance reasonably satisfactory to, Secured Party.

(b) Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power to sign Debtor’s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party’s interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

7.	DEFAULT AND REMEDIES.

(a) Debtor shall be in default under this Agreement and each of the other Debt Documents upon the occurrence and during the continuance of any of the following events or circumstances (each an “Event of Default”):

(i) Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents and fails to cure the breach within three (3) days;

(ii) Debtor, without the prior written consent of Secured Party, (A) attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral, except for any sale or disposition of inventory in the ordinary course of business, or the sale of equipment or other assets which are determined by the Debtor in good faith to be obsolete or no longer used or useful in Debtor’s business or (B) breaches any of its obligations under Sections 2(n), (o), (p), (q), (r) or (s) or 3(a) hereof;

(iii) Debtor breaches any of its insurance obligations under Section 4;

(iv) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within ten (10) days after written notice from Secured Party;

(v) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect when made;

(vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise and such attachment, seizure or levy is not removed in ten (10) days or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(vii) Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

(viii) Debtor, any material Subsidiary (including without limitation ATIII, LLC, a Delaware limited liability company), or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(ix) If Debtor, any Subsidiary, or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;

(x) Debtor, any Subsidiary or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor, any Subsidiary or any Guarantor and is not dismissed within sixty (60) days;

(xi) Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

(xii) There is a material adverse change in the Debtor’s financial condition and operations as determined in the commercially reasonable judgment of Secured Party; provided, however, that such a change will not be deemed to have occurred solely because of the occurrence of any of the following individual events: (a) negative responses from regulatory agencies; (b) negative clinical trial results; (c) a low cash position; (d) fluctuations in revenues; or (e) continuing losses from operations; provided, further, however, that (I) the occurrence of any of (a), (b) or (c) may form the basis on which the Secured Party reasonably determines that a material adverse change has occurred if any such event occurs in combination with one or more of the others of (a), (b) and (c) and (II) the occurrence of any of (a), (b), and (c), may form the basis on which the Secured Party reasonably determines that a material adverse change has occurred if any such event occurs with other adverse changes in Debtor’s financial condition;

(xiii) Any Guarantor revokes or attempts to revoke its guaranty of any of the Indebtedness or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related document to which it is a party;

(xiv) Debtor defaults under any other obligation in excess of $100,000 for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any lease agreement;

(xv) At any time during the term of this Agreement Debtor experiences a change in control such that any person or entity acquires either more than 50% of the voting stock of Debtor or sells all or substantially all of its assets, in either case, without Secured Party’s prior written consent (a “Change in Control”). Notwithstanding the foregoing, it shall not be an Event of Default and no prior written consent shall be required if there is a change in Control in which Secured Party acquires more than 50% of the voting stock of Debtor; or

(xvi) Debtor or any Guarantor or other obligor for any of the Indebtedness sells, licenses, sublicenses, transfers, assigns, mortgages, pledges, leases, grants a security interest in or encumbers any or all of Debtor’s Intellectual Property now existing or hereafter acquired. “Intellectual Property” shall, with respect to Debtor or any Subsidiary, be used as defined in Collateral Schedule No. 2. For purposes of this paragraph (xvi) only, licenses, sublicenses or marketing rights granted by the Debtor of its Intellectual Property pursuant to Section 2(m) shall be excluded from the definition of Intellectual Property. Debtor shall provide Secured Party with a listing of licenses, sublicenses and marketing rights granted to third parties within ten (10) days of receipt of written request.

(b) Upon the occurrence and during the continuance of any Event of Default (other than a default under Section 7(a)(viii) or (x) or if Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud), the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any Guarantor. If Borrower is in default under Section 7(a)(viii) or (x) or if Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud, then the Indebtedness shall immediately become due and payable, without demand or notice to Debtor or any Guarantor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

(c) Upon the occurrence and during the continuance of any Event of Default or if Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least ten (10) days prior to such action.

(d) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to reasonable, out-of-pocket expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

(e) Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Party (including without limitation the allocated cost of in-house counsel) in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(f) Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g) DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.	MISCELLANEOUS.

(a) This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever.

Debtor agrees that upon receipt of written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

(b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c) Debtor agrees to pay all reasonable attorneys’ fees and all other fees, costs and expenses incurred by Secured Party (including, without limitation, the allocated cost of in-house legal counsel) in connection with the preparation, negotiation and closing of the transactions contemplated in this Agreement and all related documents and schedules and in connection with the continued administration thereof, including, without limitation, any amendments, modifications, consents or waivers thereof and in connection with the protection, monitoring or preservation of the Collateral, provided, however, that in no event shall such fees and expenses when aggregated with the costs associated with the Purchase Agreement and the documents contemplated thereunder exceed the $500,000 provided for in Section 11(j) of the Purchase Agreement. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(d) Secured Party may correct patent errors and fill in all banks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.

(e) Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

(f) This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(g) This Agreement shall continue in full force and effect until all of the Indebtedness has been paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any promissory notes or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

(h) Debtor authorizes Secured Party to use its name, logo and/or trademark upon prior written consent of the Debtor, which consent shall not be unreasonably withheld, in connection with certain promotional materials that Secured Party may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Secured Party has a financing relationship with Debtor. Nothing herein obligates Secured Party to use Debtor’s name, logo and/or trademark, in any promotional materials of Secured Party.

(i) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(j) Debtor shall indemnify Secured Party and its officers, directors, affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation reasonable fees and disbursements of counsel and allocated costs of in-house counsel) which may be imposed upon, incurred by or asserted against Secured Party in any litigation, proceeding or investigation instituted or conducted by any governmental authority or instrumentality or any other person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to this Agreement or the Debt Documents, whether or not Secured Party is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

(k) Notices. All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given: (i) on the date of receipt if delivered by hand; (ii) on the next business day after being sent by overnight courier service; and (iii) on the third business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized by law to be closed.

If to Debtor:

GTC Biotherapeutics, Inc.

175 Crossing Boulevard

Suite 410

Framingham, MA 01702

Telephone: (508) 270-2061

Facsimile: (508) 271-3491

Attention: Geoffrey F. Cox, Ph.D.

                 Chairman, President and Chief Executive Officer

with a copy to:

Edwards Angell Palmer & Dodge LLP

111 Huntington Avenue

Boston, MA 02199`

Tel: (617) 239-0100

Fax: (617) 227-4420

Attn: Nathaniel S. Gardiner, Esq.

If to the Secured Party:

LFB Biotechnologies S.A.S.U.

3, avenue des Tropiques

LES ULIS

91940 Courtaboeuf - France

Tel: +33 (0) 1 69 82 70 10

Fax: +33 (0) 1 6982 72 67

Attn: M. Christian Bechon, President

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Tel: (617) 542-6000

Fax: (617) 542-2241

Attn: Brian P. Keane, Esq.

(l) Notwithstanding anything herein to the contrary, the liens and security interest granted to the Secured Party pursuant to this Security Agreement and the exercise of any right or remedy by Secured Party hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signatures on following page]

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:	DEBTOR:

LFB Biotechnologies S.A.S.U.	GTC Biotherapeutics, Inc.

By:	By:
Name:	Name:
Title:	Title:

[Signature page to Security Agreement]

COLLATERAL SCHEDULE NO. 001

Part of Security Agreement dated as of the      day of                     , 200     as amended, restated, supplemented or otherwise modified from time to time (the “Contract”) between LFB BIOTECHNOLOGIES S.A.S.U. (the “Secured Party”) and GTC BIOTHERAPEUTICS, INC. (the “Debtor”).

As security for the full and faithful payment of all Indebtedness (as defined in the Contract) owing by Debtor to Secured party and performance by the Debtor of all of the terms and conditions upon the Debtor’s part to be performed under the Contract and any other obligation of the Debtor to the Secured Party now or hereafter in existence, the Debtor does hereby grant to the Secured Party a security interest in the property listed below (all hereinafter collectively called the “Collateral”):

All of the Debtor’s personal property of every kind and nature, including without limitation all accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, equipment, fixtures, instruments, investment property, inventory, letter-of-credit rights, letters of credit, supporting obligations, any other contract rights or rights to the payment of money, and general intangibles (excluding from this Collateral Schedule No. 1 all of Debtor’s Intellectual Property (as hereafter defined) and all livestock now owned or hereafter acquired), whether now owned or hereafter arising or acquired by the Debtor, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies), and substitutions and replacements therefor (with each of the foregoing terms that are defined in the Uniform Commercial Code as in effect in the State of New York (“UCC”) having the meaning set forth in the UCC). For purposes of this Collateral Schedule No. 1, “Intellectual Property” shall, with respect to Debtor or any Subsidiary, be defined as any and all copyright, trademark, tradename, servicemark, patent, invention, design, design right, software and databases, license, trade secret, customer lists, know-how and intangible rights of such entity, any marketing rights granted by such entity, and any applications, registrations, claims, licenses, products, proceeds, awards, judgments, amendments, renewals, extensions, improvements, insurance claims related thereto now owned or hereafter acquired, or any claims for damages by way of any past, present or future infringement of any of the foregoing; provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights of payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (“Rights to Payment”).

In the event of a default by the Debtor with respect to any of the conditions, terms, covenants and provisions under the Contract or other agreement, Secured Party shall have the rights and remedies provided under the Contract and/or of a secured party under the UCC with respect to the Collateral. The Debtor shall have the same obligations with respect to the Collateral as it has under the Contract with respect to the Collateral financed.

This Agreement shall run to the benefit of the Secured Party’s successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Collateral Schedule No. 001 as of the date first written above.

GTC BIOTHERAPEUTICS, INC.

By:
Name:
Title:

[Signature page to Collateral Schedule No. 001]

COLLATERAL SCHEDULE NO. 002

Part of Security Agreement dated as of the      day of                     , 200    , as amended, restated, supplemented or otherwise modified from time to time (the “Contract”) between LFB BIOTECHNOLOGIES S.A.S.U. (the “Secured Party”) and GTC BIOTHERAPEUTICS, INC. (the “Debtor”).

As security for the full and faithful payment of all Indebtedness (as defined in the Contract) owing by Debtor to Secured party and performance by the Debtor of all of the terms and conditions upon the Debtor’s part to be performed under the Contract and any other obligation of the Debtor to the Secured Party now or hereafter in existence, the Debtor does hereby grant to the Secured Party a security interest in the property listed below (all hereinafter collectively called the “Collateral”):

All of the Debtor’s Intellectual Property (as hereafter defined) whether now owned or hereafter arising or acquired by the Debtor, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies), and substitutions and replacements therefor (with each of the foregoing terms, if any, that are defined in the Uniform Commercial Code as in effect in the State of New York (“UCC”) having the meaning set forth in the UCC). For purposes of this Collateral Schedule No. 2, “Intellectual Property” shall, with respect to Debtor or any Subsidiary, be defined as any and all copyright, trademark, tradename, servicemark, patent, invention, design, design right, software and databases, license, trade secret, customer lists, know-how and intangible rights of such entity, any marketing rights granted by such entity, and any applications, registrations, claims, licenses, products, proceeds, awards, judgments, amendments, renewals, extensions, improvements, insurance claims related thereto now owned or hereafter acquired, or any claims for damages by way of any past, present or future infringement of any of the foregoing; provided, further, that the Collateral shall include all accounts and general intangibles that consist of rights of payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (“Rights to Payment”).

In the event of a default by the Debtor with respect to any of the conditions, terms, covenants and provisions under the Contract or other agreement, Secured Party shall have the rights and remedies provided under the Contract and/or of a secured party under the UCC with respect to the Collateral. The Debtor shall have the same obligations with respect to the Collateral as it has under the Contract with respect to the Collateral financed.

This Agreement shall run to the benefit of the Secured Party’s successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Collateral Schedule No. 002 as of the date first written above.

GTC BIOTHERAPEUTICS, INC.

By:
Name:
Title:

[Signature page to Collateral Schedule No. 002]